Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO

TAX SHARING AND INDEMNIFICATION AGREEMENT

BETWEEN B/E AEROSPACE, INC. AND KLX INC.

THIS FIRST AMENDMENT TO TAX SHARING AND INDEMNIFICATION AGREEMENT (this “Amendment”) is entered into as of October 23, 2016 by B/E Aerospace, Inc., a Delaware corporation (“B/E”), and KLX Inc., a Delaware corporation (“KLX”).

RECITALS

WHEREAS, B/E and KLX previously entered into that certain Tax Sharing and Indemnification Agreement, dated as of December 15, 2014 (the “Tax Sharing Agreement”).  Capitalized terms used but not defined herein have the meanings given to them in the Tax Sharing Agreement;

WHEREAS, pursuant to an Agreement and Plan of Merger to be entered into among Rockwell Collins, Inc., a Delaware corporation (“Rockwell”), Quarterback Merger Sub Corp., a Delaware corporation (“Merger Sub”), and B/E (the “Rockwell Merger Agreement”), Rockwell will directly or indirectly acquire all of the outstanding shares of B/E Common Stock in exchange for consideration consisting of Rockwell common stock and cash (the “Merger”), subject to the satisfaction of certain closing conditions as described in the Rockwell Merger Agreement;

WHEREAS, the execution of the Rockwell Merger Agreement would be a Proposed Acquisition Transaction that is subject to Section 7.3(c) of the Tax Sharing Agreement;

WHEREAS, pursuant to Section 7.3(c) of the Tax Sharing Agreement, until December 16, 2016, B/E shall not enter into a Proposed Acquisition Transaction unless, in accordance with Section 7.3(c), (i) B/E obtains a Ruling, (ii) B/E provides KLX with an Unqualified Supplemental Tax Opinion, or (iii) KLX waives the requirement to obtain such Ruling or Unqualified Supplemental Tax Opinion.

WHEREAS, B/E and KLX now desire to amend the Tax Sharing Agreement as provided herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, B/E and KLX hereby agree as follows:

1.             Defined Terms.  Section 1 of the Tax Sharing Agreement is hereby amended to add the following new defined terms:

“B/E Rockwell Merger” means the direct or indirect acquisition by Rockwell of all of the outstanding shares of B/E Common Stock in accordance with the Rockwell Merger Agreement, at the Closing (as defined in the Rockwell Merger Agreement).

“Qualified Supplemental Tax Opinion” means a written opinion, no less favorable than a “qualified will” level opinion of Shearman & Sterling LLP, as counsel to B/E, on which KLX can rely that is dated on or shortly prior to the date of execution of the Rockwell Merger Agreement, to the effect that, on the basis of the facts, representations, assumptions, qualifications and exclusions set forth or referred to in such opinion, the B/E Rockwell Merger will not cause the External Spin-Off to fail to qualify for the Tax-Free Status.  Any such opinion shall assume that the Contribution, the Debt Repayment and the Distribution would have qualified for the Tax-Free Status if the B/E Rockwell Merger did not occur and may assume the accuracy of and rely upon certificates delivered to Shearman & Sterling LLP prior to and in connection with the delivery of such opinion.

“KLX Supplemental Closing Representation Letter” shall mean the representation letter executed by KLX substantially in the form of Exhibit C, with such changes, updates or refinements as requested by Shearman & Sterling LLP and as may be necessary to reflect any changes in, or clarifications of, facts prior to the closing of the B/E Rockwell Merger, and dated as of the date of the closing of the B/E Rockwell Merger.

“KLX Supplemental Signing Representation Letter” shall mean the representation letter executed by KLX substantially in the form of Exhibit B, and dated on or about the date of the Rockwell Merger Agreement.

“Rockwell” means Rockwell Collins, Inc., a Delaware corporation.

“Rockwell Merger Agreement” means the Agreement and Plan of Merger to be entered into among Rockwell, Quarterback Merger Sub Corp., a Delaware corporation, and B/E, whereby Rockwell will directly or indirectly acquire all of the outstanding shares of B/E Common Stock pursuant to the B/E Rockwell Merger, subject to the satisfaction of certain closing conditions.

2.             Restrictions on B/E.  The following amendments are made to the Tax Sharing Agreement in Section 7.3(c):

(a)           Adding after the phrase “unless prior to taking any such action” the phrase “or, solely with respect to actions relating to the B/E Rockwell Merger, prior to the entry into the Rockwell Merger Agreement”;

(b)           Striking “or” in the second to last line thereof and replacing it with a “,”;

(c)           Striking the period in the last line thereof, and adding “ or (D) solely with respect to the B/E Rockwell Merger, B/E shall provide KLX with a Qualified Supplemental Tax Opinion in form and substance reasonably satisfactory to KLX in its discretion (exercised in good faith solely to preserve the Tax-Free Status) prior to B/E’s entry into the Rockwell Merger Agreement.”

3.             Further Restrictions on B/E.  The following is added to the Tax Sharing Agreement as a new Section 7.3(e):

(e)  If KLX shall have delivered to Shearman & Sterling LLP prior to the closing of the B/E Rockwell Merger the KLX Supplemental Closing Representation Letter, dated as of the date of the closing of the B/E Rockwell Merger, B/E shall promptly provide to KLX a copy of the tax opinion (which, for the avoidance of doubt may be at a should level), if any, that B/E receives from Shearman & Sterling LLP at or about the closing of the B/E Rockwell Merger, on which KLX shall be permitted to rely in accordance with a reliance letter addressed to KLX by Shearman & Sterling LLP; provided, however, that KLX expressly acknowledges and agrees that B/E may not receive an opinion from Shearman & Sterling LLP at or about the closing of the B/E Rockwell Merger, and the failure of B/E to receive such an opinion shall have no effect on Section 7.3(c) or this Section 7.3(e) or otherwise provide KLX with any additional rights pursuant to this Agreement.

4.             KLX Supplemental Representation Letters.  KLX has delivered the KLX Supplemental Signing Representation Letter to Shearman & Sterling LLP prior to the execution of the Rockwell Merger Agreement and shall use reasonable best efforts to deliver to Shearman & Sterling LLP the KLX Supplemental Closing Representation Letter, dated as of the date of the closing of the B/E Rockwell Merger, prior to the closing of the B/E Rockwell Merger.

5.             Exhibit B.  The Tax Sharing Agreement is hereby amended to add Exhibit A of this Amendment as Exhibit B of the Tax Sharing Agreement.

6.             Exhibit C.  The Tax Sharing Agreement is hereby amended to add Exhibit B of this Amendment as Exhibit C of the Tax Sharing Agreement.

7.             Satisfactory Opinion. KLX hereby acknowledges that it has received a tax opinion of Shearman & Sterling LLP that is substantially the same as the form of opinion in Exhibit C of this Amendment and the opinion KLX received is a Qualified Supplemental Tax Opinion in form and substance reasonably satisfactory to KLX in its discretion.

8.             Reaffirmation.  Except as amended hereby, the terms, provisions, conditions, covenants and agreements set forth in the Tax Sharing Agreement, which are incorporated herein by this reference, are hereby affirmed and, both before and after the Merger, shall remain in full force and effect and be binding upon the parties thereto.  For the avoidance of doubt, (i) notwithstanding anything to the contrary contained in Section 7.3(e) of the Tax Sharing Agreement, as and to the extent provided by Section 7.5(b) of the Tax Sharing Agreement, B/E shall be responsible for, and shall indemnify and hold harmless KLX and its Affiliates and each of their respective officers, directors and employees from and against, Tax-Related Losses that are attributable to, or result from, the Merger, and (ii) B/E and KLX agree that, notwithstanding anything to the contrary in the Tax Sharing Agreement, the provisions in Sections 7.2(c) and 7.3(c) of the Tax Sharing Agreement shall expire and be of no further force and effect with respect to actions that occur following December 16, 2016.  In addition, under Section 7.4(b) of the Tax Sharing Agreement, B/E will reimburse KLX for all reasonable out-of-pocket costs incurred by the KLX Group in connection with the preparation of this Amendment.

9.             General Provisions.   Section 17 of the Tax Sharing Agreement shall apply mutatis mutandis to this Amendment, except that for purposes of Section 17.1 notices shall be delivered to the following addresses,

(a) if to B/E:

1400 Corporate Center Way

Wellington, FL 33414

Facsimile: (561) 791-3966

Attention: General Counsel

Email: ryan_patch@beaerospace.com

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telecopy: (212) 848-7179

Attention: Creighton O. Condon, Esq.

Robert M. Katz, Esq.

Email: ccondon@shearman.com

(b) if to KLX:

KLX, Inc.

1300 Corporate Center Way

Wellington, FL 33414

General Counsel
Email: Roger.Franks@KLX.com

with a copy to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022-6069
Facsimile (646) 521-5726
Attention: Valerie Ford Jacob
Email: Valerie.Jacob@freshfields.com

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

B/E AEROSPACE, INC., a Delaware corporation

By:	/s/ James L. Bomar

Name:	James L. Bomar
Title:	Vice President of Tax
B/E Aerospace, Inc.

[Signatures Continue on Following Page]

[Signature Page to First Amendment to Tax Sharing

and Indemnification Agreement Between B/E Aerospace, Inc. and KLX Inc.]

KLX Inc., a Delaware corporation

By:	/s/ Thomas P. McCaffrey
Name:	Thomas P. McCaffrey
Title:	President and Chief Operating Officer
KLX Inc.

[Signature Page to First Amendment to Tax Sharing

and Indemnification Agreement Between B/E Aerospace, Inc. and KLX Inc.]